SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

COMMONWEALTH TELEPHONE ENTERPRISES, INC. (Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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The following letter has been mailed to certain registered holders of shares of CTE Common Stock and Class B Common Stock.

David G. Weselcouch
Senior Vice President – Investor Relations and Corporate Communications

August 18, 2003

[Name]
[Title]
[Firm]
[Address]

Re: Commonwealth Telephone Enterprises, Inc., Proxy Card

Dear [Name]:

Recently, we mailed you proxy material in connection with the Annual Meeting of Shareholders of Commonwealth Telephone Enterprises, Inc., which is scheduled for Wednesday, September 3, 2003. According to our records, your proxy for this important meeting has not yet been received.

Your Board of Directors believes the Reclassification and related amendments to the Company’s Articles of Incorporation are in the best interests of the shareholders of Commonwealth Telephone Enterprises, Inc., and unanimously recommends a vote FOR the Charter Amendment proposal. Regardless of the number of shares you own, it is important that they are represented and voted at this meeting. Accordingly, you are requested to complete and return the enclosed duplicate proxy at your earliest convenience.

Your interest and participation in the affairs of our Company are appreciated.

Sincerely,

/s/ David G. Weselcouch
David G. Weselcouch
Senior Vice President – Investor Relations and Corporate Communications

Enclosure

The following letter has been mailed to certain holders of shares of CTE Common Stock and Class B Common Stock whose shares are held through a broker, nominee or other fiduciary.

David G. Weselcouch
Senior Vice President – Investor Relations and Corporate Communications

August 18, 2003

[Name]
[Title]
[Firm]
[Address]

Re: Commonwealth Telephone Enterprises, Inc., Proxy Card

Dear [Name]:

Recently, we mailed you proxy material in connection with the Annual Meeting of Shareholders of Commonwealth Telephone Enterprises, Inc., which is scheduled for Wednesday, September 3, 2003. According to our records, your proxy for this important meeting has not yet been received.

Your Board of Directors believes the Reclassification and related amendments to the Company’s Articles of Incorporation are in the best interests of the shareholders of Commonwealth Telephone Enterprises, Inc., and unanimously recommends a vote FOR the Charter Amendment proposal. Regardless of the number of shares you own, it is important that they are represented and voted at this meeting. Accordingly, you are requested to complete and return the enclosed duplicate proxy at your earliest convenience. You may also vote by touch-tone telephone or over the Internet by following the instructions on the enclosed form of proxy.

Your interest and participation in the affairs of our Company are appreciated.

Sincerely,

/s/ David G. Weselcouch
David G. Weselcouch
Senior Vice President – Investor Relations and Corporate Communications

Enclosure